SPECIAL METALS CORPORATION
                           4317 MIDDLE SETTLEMENT ROAD
                             NEW HARTFORD, NY 13413


                                                                October 28, 1998


To: Inco Limited                                           Inco Europe Limited
    145 King Street West                                   5th Floor
    Suite 1500                                             Windsor House
    Toronto, Ontario M5H 4B7                               50 Victoria Street
    Canada                                                 London 5W1H 0XB
                                                           England
    Inco United States, Inc.
    Park 80 West-Plaza Two                                 Inco S.A.
    Saddle Brook, NJ 07663                                 38 Rue du Collisee
                                                           75008 Paris
                                                           France


Ladies and Gentlemen:

         Reference is made to the Stock Purchase Agreement, dated as of July 8, 1998 (the "Stock Purchase Agreement") between Inco Limited, Inco United States, Inc., Inco Europe Limited, and Inco S.A. (collectively, the "Sellers") and Special Metals Corporation (the "Purchaser").

         The purpose of this letter agreement is to confirm certain understandings of the parties hereto relating to the Stock Purchase Agreement and the transactions contemplated thereby. Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the Stock Purchase Agreement. For good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

         1. Definitions.

                  (a) The definition in Section 1.1 of the Stock Purchase Agreement of "Ancillary Agreements" shall be amended and restated in its entirety as follows:

         "Ancillary Agreements" means the Noncompetition Agreement, the Tradename and Trademark License Agreement, the Transitional Services Agreement, the Quitclaim Assignment, the Merger Agreement (including the Certificate of Merger attached thereto), and the Inco Investment Agreement attached hereto as Exhibits A, B, C, D, E and F, respectively.

                  (b) Section 1.1 of the Stock Purchase Agreement shall be amended to include the following definitions:

         "Canadian Holdco" means IACL Acquisition Inc., a Canadian corporation and a wholly-owned subsidiary of Purchaser.

         "Delaware Merger Sub" means IAII Acquisition Co., a Delaware corporation and a wholly-owned subsidiary of Purchaser.

         "French Holdco" means Special Metals S.A.R.L., a French limited liability company and a wholly-owned subsidiary of UK Holdco.

         "Inco Investment Agreement" means the Investment Agreement, to be dated as of the Closing Date, between Inco and Purchaser, the form of which is attached hereto as Exhibit F.

         "Merger" shall have the meaning ascribed thereto in the Merger
Agreement.

         "Merger Agreement" means the Agreement and Plan of Merger, to be dated as of the Closing Date, among Inco U.S., IAII, Purchaser and Delaware Merger Sub, the form of which is attached hereto as Exhibit E.

         "Preferred Shares" means the shares of Series A Senior Convertible Preferred Stock, having an aggregate liquidation value of $17 million, to be issued to Inco at Closing pursuant to the Inco Investment Agreement.

         "Purchased Shares" means all Shares other than the IAII Shares.

         "UK Holdco" means IAL Holdings Limited, a corporation organized in England and Wales and a wholly-owned subsidiary of Purchaser.

         2. Acquisition of IAII through Merger.

                  (a) Section 2.1 of the Stock Purchase Agreement is hereby amended and restated in its entirety as follows:

                  Section 2.1 Purchase and Sale of the Shares; Non-competition Payment. On the terms and subject to the conditions set forth herein, at the Closing:

                  (a) the Merger shall be consummated, the Sellers shall cause
                      Inco U.S. and IAII to perform their obligations under the Merger Agreement and Purchaser shall cause Delaware Merger Sub to perform its obligations under the Merger Agreement, including the payment to Inco U.S. of $196 million (the "Merger Price") pursuant to the Merger Agreement;

                  (b) Inco shall sell and transfer to Canadian Holdco, and
                      Canadian Holdco shall, and Purchaser shall cause Canadian Holdco to, purchase from Inco all of the IACL Shares for $6.5 million (the "IACL Purchase Price");

                  (c) Inco shall, immediately following the consummation of the
                      Merger, sell and transfer to IAII, and IAII shall, and Purchaser shall cause IAII to, purchase from Inco all of the DIAL Shares for a purchase price of $7.0 million (the "DIAL Purchase Price");

                  (d) Inco Europe shall, and the Sellers shall cause Inco Europe to, sell and transfer to UK Holdco, and UK Holdco shall, Purchaser shall cause UK Holdco to, purchase from Inco Europe the IAIL Shares, the IAL Shares and the Incotherm Share for an aggregate purchase price of $112 million (the "IAIL/IAL Purchase Price");

                  (e) Inco S.A. shall, and Sellers shall cause Inco S.A. to, sell and transfer to French Holdco, and French Holdco shall, and Purchaser shall cause French Holdco to, purchase from Inco S.A. the Rescal Shares for a purchase price of $6.5 million (the "Rescal Purchase Price" and, collectively with the IACL Purchase Price, the DIAL Purchase Price, the IAIL/IAL Purchase Price, the Rescal Purchase Price and the Merger Price, the "Purchase Price"); and

                  (f) Purchaser agrees to pay Inco $20 million in cash and issue to Inco the Preferred Shares in accordance with the Inco Investment Agreement as consideration for Inco entering into the Noncompetition Agreement (such cash payment and share issuance being collectively referred to as the "Noncompetition Payment").

         For the avoidance of doubt, the allocation of the Purchase Price is set forth on Schedule 2.1. The Purchase Price shall be subject to adjustment in accordance with Sections 2.4 and 5.4(a)(iv). Unless the context otherwise requires, the term "Purchaser" shall include French Holdco, UK Holdco, Canadian Holdco and Delaware Merger Sub for all purposes under this Agreement. For purposes of this Agreement, the terms "IACL Shares", "DIAL Shares", "IAIL Shares", "IAL Shares" and "Rescal Shares" shall be deemed to include any additional shares of IACL, DIAL, IAIL, IAL or Rescal, respectively, that may be issued to any Seller pursuant to Quitclaim Assignment, in accordance with
Section 5.13(d)(iv) or otherwise.

                  (b) Section 2.2(b) of the Stock Purchase Agreement is hereby amended by deleting all words after the word "Closing" first appears in clause
(iv) of Section 2.2(b) and inserting in lieu thereof the following:

                  "pay to the appropriate Seller its allocable share of the Purchase Price (as allocated among the Purchased Shares and the IAII

                  Shares pursuant to Section 2.1 of this Agreement and the Merger Agreement, as applicable) by wire transfer of immediately available funds to an account designated by such Seller not less than two Business Days prior to the Closing, net of any and all applicable withholding taxes calculated on the assumption that the actual purchaser of any Shares is a U.S. corporation, and Purchaser shall deliver to the Sellers the instruments and opinions required to be delivered pursuant to Section 6.3."

                  (c) Section 2.4(f) of the Stock Purchase Agreement is hereby amended by deleting the words following "pro rata basis" and inserting in lieu thereof the following:

                  "between the Merger Price and the IAIL/IAL Purchase Price".

                  (d) Section 3.2 of the Stock Purchase Agreement is hereby amended by deleting the word "Supply" in the second line thereof and by replacing it with the word "Ancillary."

                  (e) Article III of the Stock Purchase Agreement is amended by adding the following at the end thereof:

                  "Section 3.27 No Breach as a Result of Merger. Notwithstanding anything herein to the contrary, the Sellers shall not be deemed to have breached any of the representations or warranties set forth in this Article III solely as a result of IAII and/or Inco U.S. entering into the Merger Agreement and/or the consummation of the transactions contemplated thereby, if such representation or warranty would not have been breached had Purchaser, or a wholly-owned U.S. subsidiary of Purchaser, purchased the IAII Shares from Inco U.S."

                  (f) Section 5.13 of the Stock Purchase Agreement is hereby amended by inserting the following after clause (e) thereof:

                  "(f) On or prior to Closing, Inco U.S., IAII, Purchaser and Delaware Merger Sub shall enter into the Merger Agreement in the form attached hereto as Exhibit E."

                  (g) Section 6.2(j) of the Stock Purchase Agreement shall be amended by adding "or Delaware Merger Sub" immediately following "Purchaser."

                  (h) Section 7.2 of the Stock Purchase Agreement shall be amended by deleting the word "and" immediately preceding clause (e) thereof and adding after clause (e) and before the parenthetical following clause (e) thereof the following:

                  "and (f) IAII or Inco U.S. entering into the Merger Agreement and/or the consummation of the transactions contemplated thereby, to the extent such Loss would not have been suffered had Purchaser, or a wholly-owned U.S. subsidiary of Purchaser, purchased the IAII Shares from Inco U.S."

                  (i) Section 9.1 of the Stock Purchase Agreement shall be amended by deleting the following under "To the Seller:":

                      "Richard L. Guido
                      President
                      Inco United States, Inc.
                      One New York Plaza
                      New York, New York 10004
                      Telephone: (212) 612-5874
                      Facsimile: (212) 612-5873"

         3. Completion of Investment and Merger.

         Sections 6.2(j) and 6.3(f) of the Stock Purchase Agreement shall each be amended by adding the following: ",and the covenants and agreements required therein to be performed on or before Closing shall have been duly performed in all material respects," immediately after the word "delivered" therein.

         4. Intercompany Debt. The parties acknowledge and agree that:

                  (a) The asterisk next to item (c) on Schedule 3.16(a)(ix) of the Disclosure Schedule to the Stock Purchase Agreement (referencing a credit agreement between A-1 Wire Tech and IAII) shall be deleted;

                  (b) The asterisk next to item (h) on Schedule 3.16(a)(ix) of the Disclosure Schedule to the Stock Purchase Agreement (referencing a credit agreement between Inco Limited and Spectech Alloys Limited) shall be deleted and, in lieu thereof, the following words shall be added to the end of item (h):
", which indebtedness was assigned by Inco Limited to Inco Alloys Canada Limited pursuant to the Debt Purchase Agreement dated October 1, 1998 between Inco Limited and Inco Alloys Canada Limited;" and

                  (c) The asterisk next to item (i) on Schedule 3.16(a)(ix) of the Disclosure Schedule to the Stock Purchase Agreement (referencing a credit agreement between Inco Alloys Services SpA and Inco Europe Limited) shall be deleted and, in lieu thereof, the following words shall be added to the end of item (i): ", which indebtedness shall be repaid in full by Inco Alloys Services SpA with the proceeds of a loan, equal to the outstanding amount of such indebtedness and accrued interest, to be advanced by Inco Europe Limited to Inco Alloys Limited, which loan proceeds shall, in turn, be loaned by Inco Alloys Limited to Inco Alloys Services SpA."

         5. Amendments to Ancillary Agreements. Every reference in the Ancillary Agreements to the Stock Purchase Agreement shall be deemed to mean the Stock Purchase Agreement as amended by this letter agreement.

         6. Schedules/Exhibits

                  (a) Schedule 2.1 of the Stock Purchase Agreement shall be replaced with Schedule 2.1 attached hereto.

                  (b) Exhibit A to the Stock Purchase Agreement shall be replaced in its entirety with Exhibit A attached hereto.

                  (c) Exhibit E shall be added to the Stock Purchase Agreement, the form of which is attached hereto as Exhibit E.

                  (d) Exhibit F shall be added to the Stock Purchase Agreement, the form which is attached hereto as Exhibit F.

         7. Collateral Assignment. Notwithstanding anything to the contrary contained in the Stock Purchase Agreement, the Purchaser and its subsidiaries may execute and deliver the Collateral Assignment of Purchase Agreement in the form attached hereto as Exhibit B and Inco and Inco U.S. agree to execute and deliver the Consent to Assignment attached thereto at Closing.

         8. Governing Law. This letter agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to choice of law principles thereof.

         9. Counterparts. This letter agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         If the foregoing correctly sets forth the agreement reached between the parties hereto with respect to the subject matter hereof, kindly execute a copy of this letter agreement in the space below at which time this Letter Agreement shall serve as a binding and enforceable agreement between the parties hereto effective as of the date first above written.

                                          Very truly yours,


                                          SPECIAL METALS CORPORATION


                                          By: _______________________________
                                              Name
                                              Title:


                                          SPECIAL METALS S.A.R.L.


                                          By: _______________________________
                                              Name
                                              Title:

                                          IAII ACQUISITION CO.


                                          By: _______________________________
                                              Name
                                              Title:


                                          IAL HOLDINGS LIMITED


                                          By: _______________________________
                                              Name
                                              Title:


                                          IACL ACQUISITION INC.


                                          By: _______________________________
                                              Name
                                              Title:

Accepted and Agreed to as of the date first written above:

INCO LIMITED


By: _______________________________
    Name
    Title:


INCO UNITED STATES, INC.


By: _______________________________
    Name
    Title:


INCO EUROPE LIMITED


By: _______________________________
    Name
    Title:


INCO S.A.


By: _______________________________
    Name
    Title:


INCO ALLOYS INTERNATIONAL, INC.


By: _______________________________
    Name
    Title:

                                  Schedule 2.1

                            Purchase Price Allocation


Consideration for Noncompetition                       $20 million in
Agreement:                                             cash, plus the
                                                       Preferred Shares

Merger Price:                                          $196 million

Purchased Shares Price:
      o  IAL, IAIL (U.K.):                             $112 million
      o  IACL (Canada):                                $6.5 million
      o  Rescal (France):                              $6.5 million
      o  DIAL (Japan):                                 $7.0 million
                                                       ----------------
Total:                                                 $348 million
                                                       in cash, plus the
                                                       Preferred Shares